Exhibit 99.1
Frontier Communications
3 High Ridge Park
Stamford, CT 06905
203.614.5600
www.frontier.com

Contact:
Steve Crosby
SVP, Government and Regulatory Affairs
916.206.8198
steven.crosby@frontiercorp.com

Frontier Communications Praised by West Virginia Governor Joe Manchin

STAMFORD, Conn., June 15, 2010 –  Frontier Communications Corporation (NYSE: FTR) is on track to complete its planned acquisition of Verizon wireline operations in 14 states on July 1, 2010, according to Dan McCarthy, Executive Vice President and Chief Operating Officer of the company.  Mr. McCarthy’s comments came as Frontier was praised by the Governor of West Virginia for its planned capital investment in the state.  At a press conference today at the State Capitol in Charleston, West Virginia, Governor Joe Manchin noted that this investment “truly shows Frontier’s commitment to West Virginia and its desire to bring the highest level of services to our citizens.”

Also today, Frontier and the Communications Workers of America, District 2 (CWA) announced a settlement of all issues related to Frontier’s acquisition of Verizon wireline operations and other assets in West Virginia.  Frontier will employ nearly 2,000 employees in West Virginia and will reinforce its commitment to the state through investment in infrastructure, expanded broadband deployment and a strong community presence.  Governor Manchin applauded Frontier for working with the CWA to expand existing opportunities and create new avenues for potential growth.

Mr. McCarthy noted, “Great service starts with great employees, and we have made commitments to provide added job security in West Virginia.”  The settlement with the CWA includes extending the Verizon union contract in West Virginia by two years, expanding job security to cover all Verizon union employees and, as previously communicated, fully honoring all existing Verizon labor contracts.  Frontier has committed to adding 150 new jobs to the West Virginia workforce in addition to establishing its Southeast Region headquarters

in Charleston, West Virginia.   Frontier has pledged to maintain a minimum union workforce level in West Virginia of 1,600 full-time CWA employees through August 2013.  In addition, Frontier will bring back to the United States approximately 500 Internet Help Desk jobs sent overseas by Verizon.  Frontier has a 100 percent U.S.-based workforce and hires locally to support the communities it serves.  All of these commitments are designed to establish the strongest workforce possible to serve the citizens of West Virginia.

Frontier’s planned expenditures in West Virginia will be upwards of $310 million over the next 3-1/2 years, including $48 million on broadband deployment by December 31, 2013. These investments are consistent with Frontier’s investment plan for these territories and include the expenditures shared with the West Virginia Public Service Commission (PSC) and required by the PSC order approving the transaction. Frontier has agreed to pre-fund a portion of this multi-year investment.  Mr. McCarthy noted that Frontier will have access to the $72.4 million that the PSC has ordered Verizon West Virginia Inc. to invest in service quality and ongoing broadband deployment and expects Frontier to have access to the $126 million in stimulus money the state has received from the federal government for communications and broadband deployment.

“Our goal has always been, and continues to be, to put the customer first in West Virginia and in the 26 other states we will serve upon the closing of this transaction,” said Mr. McCarthy.  “Our investments here are business as usual for a company that will be the largest communications company in West Virginia and throughout rural America.”

About Frontier

Frontier Communications Corporation (NYSE:FTR) offers broadband, video and phone services in 24 states with approximately 5,400 employees.  Upon completion of its transaction with Verizon, Frontier will become the largest provider of communications services to rural America, serving more than 4.5 million customers in 27 states with more than 14,000 employees. More information is available at www.frontier.com and www.frontier.com/ir.

Forward-Looking Language

This presentation contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995.  These statements are made on the basis of management’s views and assumptions regarding future events and business performance.  Words such as “believe,” “anticipate,” “expect” and similar expressions are intended to identify forward-looking statements.  Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements.  These risks and uncertainties are based on a number of factors, including but not limited to:  Our ability to complete the acquisition of access lines from Verizon; continuing effectiveness of all regulatory approvals for the Verizon transaction and any adverse conditions contained in required regulatory approvals for the transaction; for two years after the merger, we may be limited in the amount of capital stock that we can issue to make acquisitions or to raise additional capital; our indemnity obligation to Verizon may discourage, delay or prevent a third party from acquiring control of us during the two year period following the merger in a transaction that our stockholders might consider favorable; the ability to successfully integrate the Verizon operations into Frontier’s existing operations; the effects of increased expenses due to activities related to the Verizon transaction; the ability to successfully migrate Verizon’s West Virginia operations from Verizon owned and operated systems and processes to Frontier owned and operated systems and processes; the risk that the growth opportunities and cost synergies from the Verizon transaction may not be fully realized or may take longer to realize than expected; the sufficiency of the assets to be acquired from Verizon to enable us to operate the acquired business; disruption from the Verizon transaction making it more difficult to maintain relationships with customers, employees or suppliers; the effects of greater than anticipated competition requiring new pricing, marketing strategies or new product or service offerings and the risk that we will not respond on a timely or profitable basis; reductions in the number of our access lines that cannot be offset by increases in High Speed Internet subscribers and sale of other products; our ability to sell enhanced and data services in order to offset ongoing declines in revenue from local services, switched access services and subsidies; the effects of ongoing changes in the regulation of the communications industry as a result of federal and state legislation and regulation; the effects of changes in the availability of federal and state universal funding to us and our competitors; the effects of competition from cable, wireless and other wireline carriers (through voice over internet protocol (VOIP), DOCSIS 3.0, 4G or otherwise); our ability to adjust successfully to changes in the communications industry and to implement strategies for growth; adverse changes in the credit markets or in the ratings given to our debt securities by nationally accredited ratings organizations, which could limit or restrict the availability, or increase the cost, of financing; continued reductions in switched access revenues as a result of regulation, competition and/or technology substitutions; the effects of changes in both general and local economic conditions on the markets we serve, which can affect demand for our products and services, customer purchasing decisions, collectability of revenue and required levels of capital expenditures related to new construction of residences and businesses; our ability to effectively manage service quality; our ability to successfully introduce new product offerings, including our ability to offer bundled service packages on terms that are both profitable to us and attractive to our customers; changes in accounting policies or practices adopted voluntarily or as required by generally accepted accounting principles or regulators; our ability to effectively manage our operations, operating expenses and capital expenditures, and to repay, reduce or refinance our debt; the effects of bankruptcies and home foreclosures, which could result in difficulty in collection of revenues and loss of customers; the effects of technological changes and competition on our capital expenditures and product and service offerings, including the lack of assurance that our ongoing network improvements will be sufficient to meet or exceed the capabilities and quality of competing networks; the effects of increased medical, retiree and pension expenses and related funding requirements; changes in income tax rates, tax laws, regulations or rulings, and/or federal or state tax assessments; the effects of state regulatory cash management policies on our ability to transfer cash among our subsidiaries and to the parent company; our ability to successfully renegotiate union contracts expiring in 2010 and beyond; declines in the value of our pension plan assets, which could require us to make contributions to the pension plan in 2011 and beyond; our ability to pay dividends in respect of our common shares, which may be affected by our cash flow from operations, amount of capital expenditures, debt service requirements, cash paid for income taxes and our liquidity; the effects of any unfavorable outcome with respect to any of our current or future legal, governmental or regulatory proceedings, audits or disputes; the possible impact of adverse changes in political or other external factors over which we have no control; and the effects of hurricanes, ice storms or other natural disasters.  These and other uncertainties related to our business are described in greater detail in our filings with the Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q, and the foregoing information should be read in conjunction with these filings.  We undertake no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statement, whether as a result of new information, future events or otherwise unless required to do so by securities laws.

Additional Information and Where to Find It

This filing is not a substitute for the definitive prospectus/proxy statement included in the Registration Statement on Form S-4 that Frontier filed, and the SEC has declared effective, in connection with the proposed transactions described in the definitive prospectus/proxy statement. INVESTORS ARE URGED TO READ THE DEFINITIVE PROSPECTUS/PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION, INCLUDING DETAILED RISK FACTORS. The definitive prospectus/proxy statement and other documents filed or to be filed by Frontier with the SEC are or will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to Frontier, 3 High Ridge Park, Stamford, CT 06905-1390, Attention: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Frontier’s stockholders approved the proposed transactions on October 27, 2009, and no other vote of the stockholders of Frontier or Verizon is required in connection with the proposed transactions.
###